UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 2, 2020

WW INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-16769	11-6040273
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

675 Avenue of the Americas, 6th Floor, New York, New York	10010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 589-2700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	WW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 8, 2020, WW International, Inc. (the “Company”) announced that as of October 9, 2020, Corinne Pollier(-Bousquet) will no longer serve as President, International of the Company and will leave the Company effective as of January 10, 2021 (the “End Date”). In connection with her departure from the Company, on October 2, 2020, Ms. Pollier entered into an agreement with a subsidiary of the Company regarding her separation package (the “Separation Agreement”). The material terms of the Separation Agreement are as follows: (i) a lump-sum cash payment to be paid by the End Date (such date of payment, the “Payment Date”) equal to the sum of (A) $325,6821 as a legal dismissal indemnity, (B) $287,3662 of unpaid annual bonus in respect of fiscal 2020, (C) $14,4723 of base salary owed for the period from January 1, 2021 through January 10, 2021, and (D) $58,6664 for accrued and unused vacation; (ii) a lump-sum cash payment to be made on the Payment Date of $466,5235 as a settlement indemnity; and (iii) a monthly lump-sum cash payment of $49,5916 for the six (6) months following the End Date, with respect to Ms. Pollier’s non-compete obligations, in each case subject to the social security contributions and other contributions required by law or the applicable collective bargaining agreement. All of Ms. Pollier’s unvested equity awards as of the End Date will be forfeited. Ms. Pollier will have the right to exercise her options that are vested as of the End Date for up to 90 days thereafter, after which they will be canceled. Ms. Pollier is subject to non-competition, non-solicitation and confidentiality covenants. In addition, in consideration for the payments and benefits provided for in the Separation Agreement, Ms. Pollier agreed to a release of claims against the Company and all of its affiliates and related entities and predecessors and successors as set forth in the Separation Agreement.

Additionally, on October 2, 2020, the Compensation and Benefits Committee of the Board of Directors of the Company (the “Committee”) approved the following modifications to the compensation arrangements for Nicholas P. Hotchkin, Chief Operating Officer of the Company, in connection with his assuming the role of Chief Operating Officer: (i) a base salary increase, bringing his new base salary to $700,000 per annum effective October 1, 2020, (ii) an increase in his annual bonus target percentage to 100% of his base salary, provided, that, his fiscal 2020 annual, performance-based cash bonus shall be prorated to reflect his time as Chief Financial Officer of the Company and Chief Operating Officer of the Company and his applicable annual target bonus percentage for such service, and (iii) an increase in his target aggregate annual equity award grant amount value to 200% of his base salary under the Company’s annual, long-term equity incentive compensation program commencing with his fiscal 2021 annual award, if any, as determined in the sole discretion of the Committee.

[1]	€277,933 converted to U.S. dollars using the applicable exchange rate on October 2, 2020.
[2]	€245,235 converted to U.S. dollars using the applicable exchange rate on October 2, 2020.
[3]	€12,350 converted to U.S. dollars using the applicable exchange rate on October 2, 2020.
[4]	€50,065 converted to U.S. dollars using the applicable exchange rate on October 2, 2020.
[5]	€398,125 converted to U.S. dollars using the applicable exchange rate on October 2, 2020.
[6]	€42,320 converted to U.S. dollars using the applicable exchange rate on October 2, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WW INTERNATIONAL, INC.

DATED: October 8, 2020	By:	/s/ Michael F. Colosi
	Name:	Michael F. Colosi
	Title:	General Counsel and Secretary

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